Exhibit 99.1

External Investor Relations Contact: Kirin Smith PCG Advisory Group (646) 863-6519 ksmith@pcgadvisory.com	Company Contact: Todd Waltz Chief Financial Officer (408) 213-0925 twaltz@aemetis.com

Aemetis Reports 2022 Fourth Quarter and Year-End Results

Year over year revenues track the Five Year Plan by increasing 21% ($45 million) to $257 million

CUPERTINO, Calif. – March 9, 2023 – Aemetis, Inc. (NASDAQ: AMTX), a renewable natural gas and renewable fuels company focused on below zero carbon intensity products, today announced its financial results for the three and twelve months ended December 31, 2022.

“Revenues for 2022 increased 21% compared to 2021, largely due to price increases in ethanol feed co-products in the United States and demand from oil marketing companies in India,” said Todd Waltz, Chief Financial Officer of Aemetis.  “Revenues during 2022 increased to $257 million compared to $212 million during 2021. Capital expenditures for carbon intensity reduction projects were $49.5 million for 2022 as our engineering and construction teams moved forward with the initiatives outlined in our Five Year Plan,” added Waltz.

During 2022, Aemetis achieved key milestones, including:

●	Completing the installation of 40 miles of biogas pipeline;

●	Completing construction of the biogas-to-RNG upgrading facility;

●	Completing construction of the RNG interconnection unit with PG&E’s pipeline;

●	Completing construction of four new dairy digesters with gas pretreatment;

●	Progressing with construction of a 1.9 megawatt solar microgrid with battery backup; testing and commissioning the Mitsubishi ZEBREX electric ethanol dehydration facility;

●	Advancing permitting and engineering for the Carbon Zero renewable jet/diesel plant and Riverbank carbon sequestration facilities

●

Achieving detailed engineering, procurement, and phase one construction for the Mechanical Vapor Recompression (MVR) unit at the Keyes plant to displace the use of petroleum natural gas with zero carbon intensity solar and renewable grid electricity; and

●	Securing the first cost-plus biodiesel purchase agreement in India, which we expect to develop into an ongoing fuel supply relationship with the oil marketing companies in India,

“In addition to achieving operational milestones during 2022, we closed three new credit facilities for an aggregate of up to $125 million to fund the completion of the carbon reduction projects at the Keyes ethanol plant, engineering and permitting for the jet/diesel plant, and engineering and permitting of the two carbon sequestration wells at the Riverbank and Keyes plant sites. New financing includes the first USDA-guaranteed, 20-year financing to construct dairy digesters and other biogas project assets,” said Eric McAfee, Chairman and CEO of Aemetis. “We invite investors to review the updated Aemetis Corporate Presentation on the Aemetis home page prior to the earnings call.”

Today, Aemetis will host an earnings review call at 11:00 a.m. Pacific time (PT).

Live Participant Dial In (Toll Free): +1-888-506-0062 entry code 447032

Live Participant Dial In (International): +1-973-528-0011 entry code 447032

Webcast URL: https://www.webcaster4.com/Webcast/Page/2211/47811

For the presentation and details on the call, please visit http://www.aemetis.com/investors/conference-calls/

Financial Results for the Three Months Ended December 31, 2022

Revenues were $66.7 million for the fourth quarter of 2022, compared to $64.4 million for the fourth quarter of 2021. The selling price of ethanol decreased from $3.36 per gallon during the fourth quarter of 2021 to $2.65 per gallon during the fourth quarter of 2022. Biodiesel sales of 10.7 thousand metric tons occurred during the fourth quarter of 2022 at $1,511 per metric ton. Our California Ethanol segment accounted for $49.4 million of revenues and our India Biodiesel accounted for $17.2 million of revenues during the period.

Cost of Goods Sold increased from $51.7 million during the fourth quarter of 2021 to $67.9 million during the fourth quarter of 2022, resulting principally from the delivered corn price increasing from an average of $7.23 per bushel during the fourth quarter of 2021 to $10.05 per bushel during the fourth quarter of 2022 and the incremental sales in our India Biodiesel segment.

Gross loss for the fourth quarter of 2022 was $1.1 million, compared to a gross profit of $12.7 million during the same period in 2021.

Selling, general and administrative expenses remained flat at $7.5 million during the fourth quarters of 2022 and 2021.

Operating loss was $8.7 million for the fourth quarter of 2022, compared to an operating profit of $5.2 million during the fourth quarter of 2021.

Net loss was $22.4 million for the fourth quarter of 2022, compared to a net loss of $881 thousand for the fourth quarter of 2021.

Cash at the end of the fourth quarter of 2022 was $4.3 million, compared to $7.8 million at the end of the fourth quarter of 2021.

Financial Results for the Twelve Months Ended December 31, 2022

Revenues were $257 million for the twelve months ended December 31, 2022, compared to $212 million for the same period in 2021. The increase in revenue was primarily attributable to increases in the sales price for ethanol in California from $2.72 per gallon during 2021 to $2.81 per gallon combined with the sales of $28 million of biodiesel and glycerin by our India Biodiesel segment.

Cost of Goods Sold increased from $204.0 million during the twelve months ended December 31, 2021 to $262.0 during the same period in 2022, resulting principally from the delivered corn price increasing from an average of $7.53 per bushel during the twelve months of 2021 to $9.65 per bushel during the twelve months of 2022, increased costs of natural gas and transportation costs in our California Ethanol segment and the incremental sales in our India Biodiesel segment.

Gross loss for the twelve months ended December 31, 2022 was $5.5 million, compared to a gross profit of $7.9 million during the same period in 2021. Our India Biodiesel segment accounted for $8.3 million of gross profit from sales of biodiesel for the year ended December 31, 2022.

Selling, general and administrative expenses increased to $28.7 million during the twelve months ended December 31, 2022, compared to $23.7 million during the same period in 2021, driven principally from employee compensation and property insurance.

Operating loss increased to $34.4 million for the twelve months ended December 31, 2022, compared to an operating loss of $15.8 million for the same period in 2021.

Interest expense was $28.8 million during the year ended December 31, 2022, excluding accretion and other expense of Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to interest expense of $24.1 million during the year ended December 31, 2021. Additionally, our Aemetis Biogas LLC subsidiary recognized $59.3 million of accretion and debt extinguishment costs in connection with redemption payments on its preferred stock during the year ended December 31, 2022, compared to $7.7 million during the same period in 2021.

Net loss was $107.8 million for the twelve months ended December 31, 2022, compared to a net loss of $47.1 million during the same period in 2021.

Cash at the end of the fourth quarter of 2022 was $4.3 million compared to $7.8 million at the end of the twelve months ended December 31, 2021. Investments in our ultra-low carbon initiatives increased property, plant and equipment by $49.5 million while debt repayments of $26.2 million were made during the twelve months ended December 31, 2022.

About Aemetis

Aemetis has a mission to transform renewable energy with below zero carbon intensity transportation fuels. Aemetis has launched the “Carbon Zero” production process to decarbonize the transportation sector using today’s infrastructure.

Aemetis Carbon Zero products include zero-carbon fuels that can “drop-in” to be used in airplanes, truck, and ship fleets. Aemetis low-carbon fuels have substantially reduced carbon intensity compared to standard petroleum fossil-based fuels across their lifecycle.

Headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel, and biochemicals company focused on the acquisition, development, and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions. Founded in 2006, Aemetis has completed Phase 1 and is expanding a California biogas digester network and pipeline system to convert dairy waste gas into Renewable Natural Gas (RNG). Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that supplies about 80 dairies with animal feed. Aemetis also owns and operates a 50 million gallon per year production facility on the East Coast of India, producing high-quality distilled biodiesel and refined glycerin for customers in India and Europe. Aemetis is developing the Carbon Zero Sustainable Aviation Fuel (SAF) and renewable diesel fuel biorefineries in California from renewable oils and orchard and forest waste. Aemetis holds a portfolio of patents and exclusive technology licenses to produce renewable fuels and biochemicals. For additional information about Aemetis, please visit www.aemetis.com.

NON-GAAP FINANCIAL INFORMATION

We have provided non-GAAP measures as a supplement to financial results based on GAAP because we believe these non-GAAP measures serve as a proxy for the Company’s source or use of cash during the periods presented. Adjusted EBITDA is defined as net income/(loss) plus (to the extent deducted in calculating such net income) interest expense, gain on extinguishment, income tax expense, intangible and other amortization expense, accretion and other expenses of Series A preferred units, depreciation expense, and share-based compensation expense.

Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered as an alternative to net income/(loss), operating income or any other performance measures derived in accordance with GAAP or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a useful performance measure that is widely used within the industry in which we operate. In addition, management uses Adjusted EBITDA for reviewing financial results, for budgeting and planning purposes, and as a non-GAAP liquidity measure. Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison between companies.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements related to our Five Year Plan, development of our sustainable aviation fuel and renewable diesel plant, construction of our Biogas RNG project, development of our India Biodiesel segment, development of our carbon sequestration projects and development of our waste wood ethanol and biogas businesses in North America.  Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “showing signs,” “targets,” “view,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties. Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.

(Tables follow)

AEMETIS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$ 66,732	$ 64,363	$ 256,513	$ 211,949
Cost of goods sold	67,864	51,677	262,048	204,010
Gross profit (loss)	(1,132)	12,686	(5,535)	7,939

Research and development expenses	41	22	180	88
Selling, general and administrative expenses	7,520	7,454	28,686	23,676
Operating profit (loss)	(8,693)	5,210	(34,401)	(15,825)

Interest rate expense	6,588	5,234	21,407	20,136
Amortization expense	2,164	876	7,363	3,921
Accretion of Series A preferred	3,968	(210)	9,888	7,718
Loss (gain) on debt extinguishment	-	-	49,386	(1,134)
Other expense (income)	(43)	326	(15,740)	809
Loss before income taxes	(21,370)	(1,016)	(106,705)	(47,275)

Income tax expense (benefit)	1,040	(135)	1,053	(128)

Net loss	$ (22,410)	$ (881)	$ (107,758)	$ (47,147)

Net loss per common share
Basic	$ (0.63)	$ (0.03)	$ (3.12)	$ (1.54)
Diluted	$ (0.63)	$ (0.03)	$ (3.12)	$ (1.54)

Weighted average shares outstanding
Basic	35,302	33,246	34,585	30,682
Diluted	35,302	33,246	34,585	30,682

AEMETIS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$ 4,313	$ 7,751
Accounts receivable	1,264	1,574
Inventories	4,658	5,126
Prepaid and other current assets	7,901	6,242
Total current assets	18,136	20,693
Property, plant and equipment, net	180,441	135,101
Other assets	8,537	5,037
Total assets	$ 207,114	$ 160,831

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$ 26,168	$ 16,415
Current portion of long term debt	12,465	8,192
Short term borrowings	36,754	14,586
Mandatorily redeemable Series B convertible preferred stock	4,082	3,806
Accrued property taxes and other liabilities	8,812	22,331
Total current liabilities	88,281	65,330

Total long term liabilities	320,687	215,739

Stockholders' deficit:
Series B convertible preferred stock	1	1
Common stock	36	33
Additional paid-in capital	232,546	205,305
Accumulated deficit	(428,985)	(321,227)
Accumulated other comprehensive loss	(5,452)	(4,350)
Total stockholders' deficit	(201,854)	(120,238)
Total liabilities and stockholders' deficit	$ 207,114	$ 160,831

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME / (LOSS)

(In thousands, unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net loss	$ (22,410)	$ (881)	$ (107,758)	$ (47,147)
Adjustments:
Interest expense	8,752	6,110	28,770	24,057
Depreciation expense	1,496	1,342	5,535	5,448
Accretion of Series A preferred	3,968	(210)	9,888	7,718
Share-based-compensation	1,476	2,527	6,410	3,928
Intangibles and other expense	12	11	46	46
Loss (gain) on debt extinguishment	-	-	49,386	(1,134)
Income tax expense (benefit)	1,040	(135)	1,053	(128)
Loss on lease termination	-	-	736	-
USDA cash grants	-	-	(14,100)	-
Gain on litigation	-	-	(1,400)	-
Total adjustments	16,744	9,645	86,324	39,935
Adjusted EBITDA	$ (5,666)	$ 8,764	$ (21,434)	$ (7,212)

PRODUCTION AND PRICE PERFORMANCE

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Ethanol and high grade alcohol
Gallons sold (in millions)	13.4	15.2	59.0	59.8
Average sales price/gallon	$2.65	$3.36	$2.81	$2.72
Percent of nameplate capacity	98%	111%	107%	109%
WDG
Tons sold (in thousands)	90	105	397	404
Average sales price/ton	$125	$103	$128	$103
Delivered Cost of Corn
Bushels ground (in millions)	4.3	5.4	20.2	20.9
Average delivered cost/bushel	$10.05	$7.23	$9.65	$7.53
Dairy Renewable Natural Gas
MMBtu external sales (in thousands)	8.4	-	8.4	-
MMBtu stored as inventory (in thousands)	9.0	-	9.0	-
MMBtu intercompany sales (in thousands)	4.4	13.4	48.6	53.0
Biodiesel
Metric tons sold (in thousands)	10.7	-	17.7	0.5
Average sales price/metric ton	$1,511	$ -	$1,526	$1,024
Percent of nameplate capacity	29%	0%	12%	<1%